AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                                  BY AND AMONG
                                 ABC-NACO INC.,
                                       AND

                         THE INVESTORS SET FORTH HEREIN

                            DATED AS OF JUNE 25, 2001




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                                        i
                                TABLE OF CONTENTS
Section  1.     Definitions.     3
Section  2.     Covenants  of  the  Corporation Not Surviving Conversion.     7
Section  3.     Covenants  of  the  Corporation  Surviving  Conversion.     8
Section  4.     Registration  Rights.     8
Section  5.     Management  Rights.     24
Section  6.     Severability;  Governing  Law.     25
Section  7.     Benefits  of  Agreement.     26
Section  8.     Notices.     26
Section  9.     Changes.     27
Section  10.     Captions.     28
Section  11.     Nouns  and  Pronouns.     28
Section  12.     Merger  Provision.     28
Section  13.     Counterparts.     28



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                                       35
                 AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
     THIS IS AN AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT, (this "Agreement"), dated as of this 25th day of June, 2001, by and among ABC-NACO INC., a Delaware corporation (the "Corporation"), having its principal office at 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515, and the investors set forth on Schedule I hereto (individually referred to as an "Investor" and collectively as the "Investors").
                                   BACKGROUND
     A. The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of 101,000,000 shares of which (i) 1,000,000 shares are authorized as Preferred Stock (as defined below), of which (a) 100,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding; (b) 300,000 shares have been designated Series B Preferred Stock (as defined below), none of which are issued and outstanding; (c) 325,000 shares have been designated Series B-1 Preferred Stock (as defined below) 317,097.62 are issued and outstanding as of this date and (c) 150,000 shares have been designated Series C Preferred Stock (as defined below) all of which are issued and outstanding as of this date; and (ii) 100,000,000 shares are authorized as Common Stock (as defined below). All of the shares of Series B Preferred Stock were retired upon consummation of the exchange of the Series B Preferred Stock for shares of Series B-1 Preferred Stock pursuant to the Exchange Agreement.
B. The Corporation and the Investors have entered into the Series C Stock Purchase Agreement (as defined below).
C. The Investors currently own 317,097.62 shares of Series B-1 Preferred Stock and, in connection with the Closing of the Series C Stock Purchase Agreement, that number of shares of the Corporation's Series C Preferred Stock (including any shares hereafter acquired by the Investors, and their successors or assigns from any person by any means, including without limitation, any acquisition by gift, purchase, dividend, conversion, stock split, recapitalization or otherwise, collectively, the "Shares") set forth opposite the name of each Investor on Schedule I attached hereto. It is deemed to be in the best interest of the Corporation that provision be made for the continuity and stability of the business and policies of the Corporation and, to that end, the Corporation and each of the Investors hereby set forth their agreement with respect to the Shares.
NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby further agree as follows:

Section 1. Definitions. All capitalized terms used in this Agreement shall have the meaning assigned to them elsewhere in this Agreement or as specified below:
          "Additional  Warrant"  means  the  Additional  Closing  Common  Stock
Purchase  Warrant  of  the  Company  issued  pursuant  to  the Series C Purchase
Agreement,  in  the  form  attached  hereto  as  Exhibit  D-1  hereto.

     "Affiliate" of a person means (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person, and (ii) "associate", as the term is defined in Rule 12b-2 promulgated under the Exchange Act as in effect as of the date of this Agreement.
"Amended Restated Certificate of Incorporation" means the Corporation's Restated Certificate of Incorporation, as amended to date and as amended by the Certificate of Amendment thereto, filed in the Office of the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit A. "Closing" means the closing of the transactions contemplated under the Series C Stock Purchase Agreement.
"Closing Date" means the date on which the Closing under the Series C Stock Purchase Agreement occurs.
"Closing Warrant" means the Closing Common Stock Purchase Warrant of the Company issued pursuant to the Series C Purchase Agreement, in the form attached hereto as Exhibit D-2 hereto.
"Commission" means the United States Securities and Exchange Commission. "Common Stock" means (a) the Corporation's Common Stock, par value $.0l per share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under the Amended Restated Certificate of Incorporation (as the same may be amended from time to time after the Closing), and (c) any other securities into which or for which any of the securities described in clause (a) or (b) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
"Conversion Price" means (a) with respect to the conversion of the Series B-1 Preferred Stock to Common Stock, $9.00, as may be adjusted from time to time in accordance with the provisions of the Series B-1 Certificate of Designation, and
(b) with respect to the conversion of the Series C Preferred Stock to Common Stock, $2.50, as may be adjusted from time to time in accordance with the provisions  of  the  Series  C  Certificate  of  Designation.
"Default Dividends" shall have the meaning set forth in the Series C Certificate of Designation.
"Documents" means this Agreement, the Series C Stock Purchase Agreement, the Series B-1 Certificate of Designation, the Series C Certificate of Designation and the Exchange Agreement.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
"Exchange Act Registration Statement" means a registration statement filed pursuant to the Exchange Act, relating to any class of equity securities of the Corporation.
"Exchange Agreement" shall mean the Exchange Agreement dated as of April 17th, 2001, between the Company and the holders of Series B Preferred Stock named therein.
"Excluded Form" means a registration statement filed pursuant to the Securities Act on Form S-8, S-4 or any similar or successor forms.
"Form S-3" shall mean the form under the Securities Act as is in effect on the date hereof or any successor registration forms under the Securities Act subsequently adopted by the Commission which permit inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the Commission.
"Holder" shall mean any holder of Series B-1 Preferred Stock or Series C Preferred Stock owning of record Registrable Securities that have not been sold to the public and, for purposes of this Agreement, a record holder of the Series B-1 Preferred Stock or Series C Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided, however, that the Corporation shall in no event be obligated to register the Series B-1 Preferred Stock or Series C Preferred Stock, and that Holders of Registrable Securities shall not be required to convert their shares of Series B-1 Preferred Stock or Series C Preferred Stock into Common Stock in order to exercise the registration rights granted under
Section 4 hereof, until immediately before the effectiveness of the offering to which the registration relates.
"Initiating  Holders"  shall  have  the  meaning  set  forth in Section 4(d)(ii)
hereof.
"Material Adverse Effect" shall mean (i) any adverse change in the condition (financial or otherwise), assets (including without limitation tangible and intangible assets), liabilities, business, or results of operations or prospects of the Company or any of its Subsidiaries, which change, individually or in the aggregate, is material to the Company and its Subsidiaries taken as a whole, or
(ii) any event, matter, condition or effect which materially adversely impairs the ability of the Company to perform on a timely basis its obligations under this Agreement or the Company to consummate the transactions contemplated by this Agreement.
"NASD" shall have the meaning set forth in Section 4(c)(xiv) hereof. "NASDAQ" means the NASDAQ National Market.
"NYSE"  means  the  New  York  Stock  Exchange.
"Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.
"Preferred Stock" shall mean the Corporation's Series B-1 Preferred Stock and Series C Preferred Stock.
"Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.
"Registrable Securities" means: (a) all the shares of Common Stock of the Corporation issued or issuable upon the conversion of the shares of Series B-1 Preferred Stock or Series C Preferred Stock that are now owned or may hereafter be acquired by any Holder or its permitted successors and assigns; (b) all shares of Common Stock of the Corporation issued or issuable upon the exercise of the Closing Warrant or the Additional Warrant that are now owned or may hereafter be acquired by any Holder or its permitted successors and assigns; and
(c) any shares of Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of all such shares of Common Stock described in clause (a) of this definition; excluding in all cases, however, (i) any Registrable Securities sold pursuant to registration under the Securities Act or (ii) any Registrable Securities publicly sold, subsequent to the Corporation's initial public offering of securities registered under the Securities Act, pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act. "Registrable Securities then outstanding" means the number of shares of Registrable Securities that are then issued and outstanding or are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.
"Registration Expenses" shall have the meaning set forth in Section 4(d) hereof. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
"Series B Preferred Stock" shall mean the Corporation's authorized 300,000 shares of Series B Preferred Stock, par value $1.00 per share, all of which were retired upon consummation of the exchange of shares of Series B Preferred Stock for shares of Series B-1 Preferred Stock pursuant to the Exchange Agreement. "Series B-1 Certificate of Designation" shall mean the Certificate of Designation of Series B-1 Cumulative Convertible Participating Preferred Stock of the Corporation. A copy of the Series B-1 Certificate of Designation is attached hereto as Exhibit B.
"Series B-1 Preferred Stock" shall mean the Corporation's authorized 325,000 shares of Series B Cumulative Convertible Preferred Stock, par value $ 1.00 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Series B-1 Certificate of Designation.
"Series B Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of February 18, 2000, by and among the Corporation and certain of the Investors, as the same may be amended from time to time. "Series C Certificate of Designation" shall mean the Certificate of Designation of Series C Cumulative Convertible Participating Preferred Stock of the
Corporation. A copy of the Series C Certificate of Designation is attached hereto as Exhibit C.
"Series C Preferred Stock" shall mean the Corporation's authorized 150,000 shares of Series C Cumulative Convertible Preferred Stock, par value $ 1.00 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Series C Certificate of Designation.
"Series C Stock Purchase Agreement" shall mean the Series C Preferred Stock and Common Stock Warrant Purchase Agreement dated as of April 17, 2001 by and among the Corporation and certain of the Investors, as the same may be amended from time to time.
"Subsidiaries" shall mean, when used with reference to a person, means a corporation or limited liability company, the majority of the outstanding voting securities or membership interests of which are owned directly or indirectly by such person.
"Violation"  shall  have  the  meaning  set  forth  in  Section  4(i)(i) hereof.
Section 2. Covenants of the Corporation Not Surviving Conversion. So long as any shares of the Preferred Stock are outstanding, the Corporation hereby covenants and agrees as follows:
(a) Reserve for Reserved Shares. The Corporation currently has reserved an aggregate of 22 Million (22,000,000) shares of its authorized but unissued Common Stock for purposes of effecting the conversion of the shares of Preferred Stock and paying the Investors dividends in Common Stock. The Corporation shall at all times take appropriate steps to reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the shares of Preferred Stock, paying the
     Investors dividends in Common Stock and paying Default Dividends in respect to the Preferred Stock in accordance with the Series B-1 Certificate of Designation and Series C Certificate of Designation, and otherwise complying with the terms of this Agreement, such additional number of its duly authorized but unissued shares of Common Stock as shall be sufficient to effect the conversion of the shares of Preferred Stock from time to time outstanding, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the shares of Preferred Stock, or otherwise to comply with the terms of this Agreement or either the Series B-1 Certificate of Designation or the Series C Certificate of Designation, the Corporation shall forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Corporation shall obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the shares of Preferred Stock.
(b)          Rule  144.  As  set  forth  in Section 4(k) hereto, the Corporation shall take all necessary action to comply with the requirements of Rule 144 under the Securities Act.
Section 3. Covenants of the Corporation Surviving Conversion. At all times from the date of this Agreement the Corporation hereby agrees to the following covenants:
(a) NASDAQ Listing. The Corporation shall take all actions necessary or appropriate to ensure that the shares of stock issuable upon conversion of the Series B-1 Preferred Stock and Series C Preferred Stock are listed or authorized to be quoted on the NASDAQ or listed on any national securities exchange on which shares of Common Stock are then listed. The Corporation will take all actions necessary or appropriate to ensure that it maintains a public market for its Common Stock on NASDAQ or the NYSE.
(b) Meetings with Management. The Corporation shall arrange for and make available members of its executive management to meet with the Investors and their representatives, at such times as the Investors shall reasonably request, but no less frequently than on a quarterly basis (if so requested), to discuss with the Investors and their representatives the Corporation's business, results of operations, financial statements, prospects and any other topics or issues that the Investors may reasonably request to be reviewed and discussed at such meetings.
(c) Registration Rights. The Corporation shall take all necessary action to give effect to the registration rights set forth in Section 4 hereto.
(d)          Securities  Filings.  The  Corporation  shall take all necessary or appropriate actions requested by the Investors to assist the Investors in complying with the Investors' obligations to make any and all securities filings under the Exchange Act, the Securities Act or the applicable state securities laws of any state required in connection with the transactions contemplated herein.
Section  4.          Registration  Rights.
(a) Restrictive Legend. Each certificate for the Preferred Stock and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with the following legend and shall not be transferable except in compliance with or a valid exception from the Securities Act and applicable state "blue sky" laws:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW."
(b)          Shelf  Registration.
(i) The Corporation shall, at its sole cost and expense, file with the Commission and thereafter shall use its best efforts to cause to be declared effective, not later than ninety (90) calendar days after the Closing Date, a registration statement (the "Shelf Registration Statement"), on a Form S-3 or any successor form thereto, if the Company is then eligible, relating to the offer and sale of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock and Common Stock issuable in respect of any dividends described in the Series B-1 Certificate of Designation on the shares of Preferred Stock (the "Securities") by the Holders thereof, from time to time, in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder of Securities (other than the Investors) shall be entitled to have the Securities covered by such Shelf Registration Statement unless such Holder of Securities agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder of Securities.
(ii) The Corporation shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of Securities until all the shares of Securities covered by the Shelf Registration Statement have been sold pursuant thereto. The Corporation shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.
(iii) Notwithstanding any other provisions of this Agreement to the contrary, the Corporation shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c) Shelf Registration Procedures. In connection with any Shelf Registration contemplated by Section 4(b) hereof, the following provisions shall apply:
(i) The Corporation shall (A) furnish to the Investors and each Holder of Securities, if applicable, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Investors or any Holder of Securities, if applicable, is participating in the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Investors or any Holder of Securities, if applicable, reasonably may propose; and (B) include the names of the Holders of Securities who propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.
(ii) The Corporation shall advise (and confirm such advice in writing if requested by the recipient of the advice) the Investors and the Holders of Securities, if applicable:
(A) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;
(B) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;
(D) of the receipt of the Corporation or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(E) of the happening of any event that requires the Corporation to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(iii) The Corporation shall use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.
(iv) The Corporation shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder of Securities so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).
(v) The Corporation shall deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Corporation consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by such prospectus or any such amendment or supplement.
(vi) Prior to any public offering of the shares of Securities, pursuant to any Shelf Registration Statement, the Corporation shall register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of Securities covered by such Shelf Registration Statement; provided, however, that the Corporation shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.
(vii) The Corporation shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders of Securities may request a reasonable period of time prior to sales of the Securities pursuant to such Shelf Registration Statement.
(viii) Upon the occurrence of any event contemplated by paragraphs (B) through (E) of Section 4(c)(ii) above during the period for which the Corporation is required to maintain an effective Shelf Registration Statement, the Corporation shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies the Investors and the Holders of Securities then Investors, and the Holders of Securities shall suspend use of such prospectus, and the period of effectiveness of the
Shelf Registration Statement provided for in Section 4(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Investors and the Holders of Securities shall have received such amended or supplemented prospectus pursuant to this Section 4(c)(viii).
(ix) The Corporation will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act, no later than forty-five (45) calendar days after the end of a 12-month period (or ninety (90) calendar days, if such period is a fiscal year) beginning with the first month of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.
(x) Each Holder of Securities to be sold pursuant to the Shelf Registration Statement shall furnish to the Corporation such information regarding the Holder and the distribution of the Securities as the Corporation may from time to time reasonably require and request for inclusion in the Shelf Registration Statement (and shall promptly correct any information previously furnished if the inclusion of such information in such Shelf Registration Statement would be materially misleading), and the Securities of any Holder that unreasonably fails to furnish such information that unreasonably fails to furnish such information within a reasonable time after receiving such request.
(xi) The Corporation shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder of Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration. If an underwriting agreement is entered into pursuant to this paragraph, the Corporation shall cause any such agreement to contain indemnification provisions and procedures substantially similar to those set forth in Section 4(i) hereof (or such other procedures acceptable to the Holders of a majority of the aggregate principal amount of the Securities registered under the applicable Shelf Registration Statement and the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4(i) hereof.
(xii) In the case of any Shelf Registration, the Corporation shall (A) make reasonably available for inspection by the Holders of Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Corporation and (B) cause the Corporation's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case as shall be reasonably necessary, in the judgment of the Holder or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Investors and Holders of Securities by one counsel designated by and on behalf of such other parties; and provided, further, that as to any information that is designated in writing by the Corporation, in good faith, as confidential at the time of delivery, such information shall be kept confidential by the Holders of Securities or by any such underwriter, attorney, accountant or other agent.
(xiii) In the case of any Shelf Registration, (A) the Corporation, if reasonably requested by Holders of a majority of the Securities covered by such Shelf Registration, which request shall not be more frequent than once per fiscal quarter, shall cause its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders of Securities and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, provided such opinion is requested prior to the effective date (it being agreed that the matters to be covered by such opinion shall include such matters as are customarily included in opinions requested in underwritten offerings); and (B) the Corporation, if requested by any majority of Holders of Securities covered by such Shelf Registration, shall cause its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested.
(xiv) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Corporation shall use its best efforts to assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in Section 2720 thereof) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4(i) hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.
(xv) The Corporation shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.
(d) Demand Registration. In addition to the Shelf Registration referred to in Section 4(b) hereof, the Holders of at least thirty-three (33%) of the Registrable Securities then outstanding may elect to require the Corporation to effect, at the Corporation's sole cost and expense, a registration of Registrable Securities under this Section 4(d) (the "Holders' Demand Request"):
(i)          If  the  Corporation  receives the Holders' Demand Request that the
Corporation file a registration statement on Form S-1 or S-3 (or similar successor forms) under the Securities Act covering the registration of the Registrable Securities, then the Corporation shall, within ten (10) business days after the receipt thereof, give written notice of such request to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered and included in such registration, subject only to the limitations of this  Section  4(d).
(ii)          If  the  Holders  initiating  the  registration request under this
Section 4(d) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to this Section 4(d) and the Corporation shall include such information in the written notice referred to in Section 4(d)(i) hereof. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise  mutually  agreed  by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting  agreement  in  customary  form  with  the  managing underwriter or underwriters  selected  for  such  underwriting.
(iii) The Corporation is obligated to effect only one (1) such registration unless the Shelf Registration Statement referred to in Section 4(b) is not declared, or if declared, does not remain effective then the Corporation shall be obligated to effect two (2) such registrations one of which shall be exercisable by the holders of Series B-1 Preferred Stock and one which shall be exercisable by the holders of Series C Preferred Stock, each of which shall be pursuant to the terms of this Section 4(d) set forth above.
(iv) All expenses incurred in connection with a demand registration effected pursuant to this Section 4(d), including without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation, and of one counsel for the participating Holders together (the "Registration Expenses") shall be borne by the Corporation.
(e)          Piggyback  Registrations.
(i) The Corporation shall notify all Holders of Registrable Securities in writing at least forty-five (45) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Corporation (including, but not limited to, registration statements relating to secondary offerings of securities of the Corporation, but excluding registration statements on an Excluded Form or relating to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Corporation, so notify the Corporation in writing, and in such notice shall inform the
Corporation of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Corporation, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Corporation with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(ii) If the registration statement under which the Corporation gives notice under this Section 4(e) (the "Piggyback Registration") is for an underwritten offering, the Corporation shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 4(e) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their
Registrable Securities through such underwriting shall enter into an underwriting agreement in such customary form with the managing underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the underwriter, delivered at least five
(5) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.
(iii) If any of the Registrable Securities registered pursuant to any Piggyback Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriters advise in writing the Corporation and the holders of such Registrable Securities that in its or their opinion or, in the case of a Piggyback Registration not being underwritten, the Corporation shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock (including Registrable Securities) proposed to be sold in such offering exceeds the maximum number of shares of Common Stock that can be sold in such offering, the Corporation shall include in such registration only such maximum number of shares of Common Stock (including Registrable Securities) which, in the opinion of such underwriter or underwriters, or the Corporation, as the case may be, selected in the following order of priority: (A) first, all of the shares of Common Stock that the Corporation proposes to sell for its own account, if any, and (B) second, the securities requested to be included therein, and which the managing underwriters shall in their reasonable discretion deem advisable, allocated pro rata, based upon the number of shares of Common Stock that each such person shall have requested to be included therein.
(iv) All Registration Expenses incurred in connection with a registration pursuant to this Section 4(e) shall be borne by the Corporation.
(f) Additional Registration Rights. If the Corporation grants registration rights to holders of any security of the Corporation which are more favorable to such holders than the registration rights granted hereunder, then such more favorable registration rights shall also be deemed to be granted to the Holders of the Registrable Securities hereunder, and the Corporation covenants and agrees to take any and all steps necessary to modify the terms of this Agreement to so provide.
(g) Obligations of the Corporation. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Corporation shall, as expeditiously as reasonably possible:
(i) Except as otherwise provided in Section 4(b), prepare and file with the Commission a registration statement with respect to such Registrable
Securities and use its best efforts to cause such registration statement to become and remain effective within one hundred fifty (150) calendar days of notice from the Holders of the Registrable Securities provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto pursuant to Section 4(e), including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Corporation shall furnish to one firm of counsel for the Holders (selected by a majority of the Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least four (4) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto;
(ii) Except as otherwise provided in Section 4(b), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep such registration statement effective, in the case of a firm commitment underwriting, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or one hundred eighty (180) calendar days after the effective date thereof; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration at the request of an underwriter of the Common Stock or if the Corporation has provided the notice described in subparagraph (vii) below;
(iii) In connection with a registration pursuant to Section 4(e), promptly notify each Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered);
(iv) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with her documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;
(v) Use its best efforts (i) to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, and
(ii) in connection with a registration pursuant to Section 4(e), to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process  in  any  such  states  or  jurisdictions;
(vi) Use its best efforts to list the securities covered by such registration statement with any securities exchange, if any, on which the Common Stock of the Corporation is then listed;
(vii) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
(viii) Notify each Holder of Registrable Securities and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly thereafter, prepare and furnish to all Holders a reasonable number of copies of an amended to or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(ix) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (B) a "comfort" letter dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities;
(x) In connection with a registration pursuant to Section 4(e), provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date note later than the effective date of such registration statement;
(xi) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any registration statement, and any attorney, accountant by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
(xii) In connection with a registration pursuant to Section 4(e), use the Corporation's reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities; and
(xiii) In connection with a registration pursuant to Section 4(e), take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.
(h)          Furnish  Information.  It  shall  be  a  condition precedent to the obligations of the Corporation to take any action pursuant to Sections 4(b), 4(d) and 4(e) that the selling Holders shall furnish to the Corporation such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
(i) Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 4(b), 4(d) or 4(e):
(i) To the extent permitted by law, the Corporation shall indemnify and hold harmless each Holder, the partners, officers and directors of each
Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several), and, in connection with a registration pursuant to Sections 4(b) or 4(e), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation")):
(A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(C)          any  violation  or  alleged  violation  by  the  Corporation of the
Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Corporation shall reimburse each such Holder, or a partner, officer or director, underwriter or controlling person of such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed), nor shall the Corporation be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or a partner, officer, director, underwriter or controlling person of such Holder; provided, further, that the indemnity agreement contained in this Section 4(i) shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. With respect to registrations pursuant to Sections 4(b) and 4(e), the Corporation also shall indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.
(ii) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Corporation, each of its directors and officers who have signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Corporation or any such director, officer, controlling person, underwriter or other such Holder, or a partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration;
     and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5(j) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 4(i)(ii) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.
(iii) Promptly after receipt by an indemnified party under this Section 4(i) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(i), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4(i), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4(i).
(iv) With respect to registrations pursuant to Sections 4(b) and 4(e), any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses or (B) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (C) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.
(v) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 4(i) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4(i) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 4(i), then, and in each such case, the Corporation or such Holder shall contribute to the aggregate losses, claims, damages or liabilities as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case, (1) no such Holder shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(vi) The obligations of the Corporation and Holders under this Section 4(i) shall survive the completion of any offering of Registrable Securities in a registration statement, and the termination of this Agreement.
(j)          "Market  Stand-Off'  Agreement.  Each  Holder hereby agrees that it shall not, to the extent requested by the Corporation and an underwriter of Common Stock of the Corporation, sell or otherwise transfer or dispose of any Registrable Securities (other than Registrable Securities being registered in such offering) for up to that period of time following the effective date of a registration statement of the Corporation filed under the Securities Act as is requested by the managing underwriter(s) of such offering, not to exceed one hundred twenty (120) calendar days; provided, however, that:
(i) such agreement shall be applicable only to the first such registration statement of the Corporation which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and
(ii) all officers, directors and ten percent (10%) or greater stockholders of the Corporation, provided such stockholders have acquired such securities directly from the Corporation, then holding Common Stock of the Corporation, shall enter into similar agreements.
     In order to enforce the foregoing covenant, the Corporation may impose stop transfer instructions with respect to the then-remaining Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
(k) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:
(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
(ii) File with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and
(iii) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
(l) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 4, the restrictions imposed by this Section 4 upon the transferability of any Registrable Securities shall cease and terminate when any such Registrable Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement which does not require that the securities transferred bear the legend set forth in Section 4(a). Whenever the restrictions imposed by this Section 4 shall terminate as herein provided, the Holder of any Registrable Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, one or more new certificates not bearing the restrictive legend set forth in
Section 4(a) and not containing any other reference to the restrictions imposed by this Section 4.
(m) Filing of Reports Under the Exchange Act. The Corporation shall give prompt notice to the Investor of:
(i)          the  filing  of  an  Exchange  Act  Registration  Statement;  and
(ii) the effectiveness of such Exchange Act Registration Statement and the number of shares of such class of equity securities outstanding as reported in such Exchange Act Registration Statement, in order to enable the parties to this Agreement to comply with any reporting requirements under the Exchange Act or the Securities Act. The Corporation shall, at any time after the Corporation shall register any shares of Common Stock under the Securities Act and upon the written request of any Investor, file an Exchange Act Registration Statement relating to any class of Equity Securities of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by at least the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act. The Corporation shall comply with all the reporting requirements of the Exchange Act, and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of Common Stock by the Investors. The Corporation shall cooperate with Investor in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof or otherwise) for the sale of Common Stock by any Investor.
(n) Underwritten Registration. Except in the case of an offering under a registration under Section 4(d), if any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Corporation and, in the case of a registration effected under Sections 4(b) or 4(e), approved in writing by the Holders of at least thirty-three (33%) percent of the Registrable Securities requesting inclusion of their Registrable Securities in such registration statement. In the event of underwritten offering of Registrable Securities in connection with a Holders' Demand Request, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of at least thirty-three (33%) percent of the Registrable Securities requesting inclusion of their Registrable Securities in such registration statement under
Section  4(d).
Section  5.          Management  Rights.
(a) Board of Directors. So long as not less than twenty-five percent (25%) of the originally issued shares of Series B-1 Preferred Stock and Series C
     Preferred Stock, collectively, are held by the Investors, the holders of shares of Series B-1 Preferred Stock and Series C Preferred Stock shall be entitled to nominate three (3) persons to the Corporation's Board of Directors (the "Preferred Nominee") whether by annual meeting, special meeting, written consent or otherwise of which one (1) Preferred Nominee shall be a designee of Furman Selz Private Investments LLC (in its capacity as manager of Furman Selz Investors II L.P.) and one (1) Preferred Nominee shall be a designee of Furman Selz Private Investments III LLC (in its capacity as manager of ING Furman Selz Investors III LP). A vacancy in any directorship entitled to be elected by the holders of record of shares of Series B-1 Preferred Stock and Series C Preferred Stock (including without limitation, a vacancy resulting from the decision during an earlier election by the holders of the Series B-1 Preferred Stock and the Series C Preferred Stock not to fill the directorship to be held by the Preferred Nominee) shall be filled only by vote or written consent of the holders of record of shares of Series B-1 Preferred Stock and Series C Preferred Stock, in the manner set forth in the Series B-1 Certificate of Designation and the Series C Certificate of Designation. Each Preferred Nominee who shall have been elected as provided in Paragraph A.8.(b) of the Series B-1 Certificate of Designation and the Series C Certificate of Designation may be removed during his or her term of office, whether with or without cause, by the holders of record of a majority of the shares of Series B-1 Preferred Stock and Series C Preferred Stock then outstanding. The holders of record of a majority of the shares of Series B-1 Preferred Stock and Series C Preferred Stock then outstanding shall have the right to call meetings of the Board of Directors and management of the Corporation, upon no less than ten (10) calendar days' prior written notice; provided, that such meetings are called no more frequently than once per fiscal quarter. The Board of Directors shall not be permitted to establish any committees unless one (1) elected Preferred Nominee is invited to serve on such committee, including any special committee created by the Board of Directors not in the ordinary course of business, and the Corporation shall cause such elected Preferred Nominee to be so appointed.
(b) Observer Rights. In the event that the Investors no longer have the right to nominate directors pursuant to Section 5(a) above, the Investors shall have the observer and inspection rights set forth below.
(i) The Corporation shall give to each Investor notice of each meeting of the Board of Directors of the Corporation at the same time and in the same manner as notice is given to the directors of the Corporation. One (1) designee of each of Furman Selz Private Investments LLC (in its capacity as manager of Furman Selz Investors II L.P.) and Furman Selz Private Investments III LLC (in its capacity as manager of ING Furman Selz Investors III LP) shall be entitled to attend in person, as an observer, all meetings held in person and to listen to telephone meetings of the Board of Directors of the Corporation solely for the purpose of allowing the Investors to have current information with respect to the affairs of the Corporation. The Corporation shall provide to such parties in connection with each meeting their respective observer designee is entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents, and all other materials or information that it provides to the directors of the Corporation with respect to such meeting, at the same time such materials and information are given to the directors of the Corporation (except that materials and information provided to directors of the Corporation at meetings at which a designee of such parties is not present shall be provided to such parties promptly after the meeting). The observer rights afforded by this Section 3(c) shall apply for so long as the Investors and their affiliates own any shares of either Series B-1 Preferred Stock or Series C Preferred Stock; provided, however, that such rights shall not apply upon the filing of a registration statement under the Securities Act by the Corporation in which all of the Registrable Securities of the Investors are included.
(ii)          The  Corporation  and its Subsidiaries will upon reasonable notice
(A) give each of the Investors and their authorized representatives access during regular business hours to all of the Corporation's and its Subsidiaries' offices and to all books and records of each, (B) permit each of the Investors to make such inspections as it may require (and the Corporation shall cooperate with such Investor in any inspections), and (C) cause its officers and those of its Subsidiaries to furnish each of the Investors with such financial and operating data and other information with respect to the business and properties of the Corporation and its Subsidiaries as such Investor may from time to time request. The Investors shall maintain the confidentiality of any confidential and proprietary information so obtained by it which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of each of the Investors or such authorized representatives to disclose any such information concerning the Corporation or its Subsidiaries which such Investor may be required to disclose (x) to such Investor's partners, board members or stockholders, to the extent required to satisfy such Investor's fiduciary obligations to such Persons, or (y) otherwise pursuant to or as required by law; provided further, that, to the extent legally permitted, the Investors will notify the Corporation of such disclosure and afford the Corporation an opportunity promptly to oppose such disclosure.
Section 6. Severability; Governing Law. If any provisions of this Agreement is determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. The parties hereto agree that Investor would suffer irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Corporation. It is accordingly agreed that Investor shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state court located in the State of New York, or the United States District Court for the Southern District of New York or any federal court in the State of New York (as to which the Corporation agrees to submit to jurisdiction for the purposes of such or any other action), this being in addition to any other remedy to which Investor is entitled at law or in equity, and, if an Investor is successful on the merits in any such action, that the costs and expenses (including reasonable attorneys' fees) incurred by Investor in seeking enforcement of this Agreement or the Certificate of Designation shall be the sole and exclusive responsibility of the Corporation. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal law of the State of Delaware.
Section 7. Benefits of Agreement. This Agreement shall be binding upon and inure benefit of the parties and their respective successors and assigns, legal representatives and heirs. Subject to the terms of this Agreement, including the five percent (5%) limitation set forth below, the Investor may transfer any or all of its rights hereunder to any purchaser or transferee of all or a portion of the currently outstanding shares of Series B Preferred Stock, including any right or interest therein, without the prior written consent of the Corporation or any stockholder of the Corporation. In the event that a transfer involves at least five percent (5%) of the currently outstanding shares of Series B Preferred Stock, including any right or interest therein, such transferee shall be deemed to be "Investor," and a "Holder", as appropriate, for purposes of this Agreement, and may again transfer such rights in accordance with, and subject to, the terms of this Agreement.
Section 8. Notices. All notices, requests, claims, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
if  to  Investors:
c/o  FS  Private  Investments  LLC,  Manager
c/o  FS  Private  Investments  III  LLC,  Manager
55  East  52nd  Street,  37th  Floor
New  York,  New  York  10055-0002
Attention:     James  L.  Luikart
Phone:          (212)  284-1700
Fax:          (212)284-1717

with  a  required  copy  to:

Dechert
4000  Bell  Atlantic  Tower
1717  Arch  Street
Philadelphia,  PA  19103-2793
Attention:     Carmen  J.  Romano,  Esq.
Phone:          (215)  994-4000
Fax:          (215)  994-2222

if  to  the  Company:

ABC-NACO  INC.
2001  Butterfield  Road
Suite  502
Downers  Grove,  Illinois  60515
     Attention: Wayne R. Rockenbach
     Senior Vice President and Chief Financial Officer
     Phone: (630) 792-2010
     Fax: (630) 916-6429

with  required  copies  to:

ABC-NACO  Inc.
335  Eisenhower  Lane  South
Lombard,  IL  60148
Attention:     Mark  F.  Baggio,  Esq.
     Vice President, General Counsel
     and Secretary
     Phone: (630) 792-2010
     Fax: (630) 916-6429

Schiff  Hardin  &  Waite
6600  Sears  Tower
Chicago,  Illinois  60606
     Attention: Robert J. Regan, Esq.
     Phone: (312) 258-5606
     Fax: (312) 258-5700

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).
Section 9. Changes. The terms and provisions of this Agreement may not be modified, amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the parties hereto; except that any rights applicable to Investor may be waived by Investor without the consent of the Corporation, or the other stockholders of the Corporation.
Section 10. Captions. The captions herein are inserted for convenience only and are not intended to define, limit, extend or describe the scope of this Agreement or affect the construction hereof.
Section 11. Nouns and Pronouns. Whenever the context may require, any pronoun herein shall include the corresponding masculine, feminine or neuter forms and the singular form of names and pronouns shall include the plural and vice-versa.
Section 12. Merger Provision. This Agreement (as the same may be amended from time), the Series B Stock Purchase Agreement, the Exchange Agreement and the Series C Stock Purchase Agreement, constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements therewith.
Section 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf
ABC-NACO  INC.

     By:_________________________________
     Name:  Wayne  R.  Rockenbach
     Title:     Chief     Financial  Officer
INVESTORS:
FURMAN  SELZ  INVESTORS  II  L.P.
FS  EMPLOYEE  INVESTORS  LLC
FS  PARALLEL  FUND  L.P.
By:     FS  PRIVATE  INVESTMENTS
     LLC,  Manager
By:_________________________________
     Name:     James  L.  Luikart
     Title:     Managing  Member

ING  FURMAN  SELZ  INVESTORS  III  L.P.
ING  BARINGS  U.S.  LEVERAGED  EQUITY
     PLAN  LLC
ING  BARINGS  GLOBAL  LEVERAGED
     EQUITY  PLAN  LTD.

By:  FS  PRIVATE  INVESTMENTS  III,
     LLC,  Manager

By:
     Name:
     Title


   [signatures continued on next page]

INVESTORS:

By:
     James  Dowling

SCHEDULE  I

Investors     Series B Preferred Stock     Series B-1 Preferred Stock     Series
                                C Preferred Stock

FURMAN  SELZ  INVESTORS  II  L.P.       0     139,303.54     65,895
FS  EMPLOYEE  INVESTORS  LLC       0     11,938.43     5,640
FS  PARALLEL  FUND  L.P.       0     6,777.77     3,210
ING  FURMAN  SELZ  INVESTORS  III  L.P.       0     110,107.15     52,080
ING  BARINGS  U.S.  LEVERAGED  EQUITY  PLAN LLC       0     33,484.93     15,840
ING  BARINGS  GLOBAL  LEVERAGED EQUITY PLAN LTD.       0     14,427.66     6,825
JAMES  DOWLING       0     1,058.13     510

                                    EXHIBIT A
                  Amended Restated Certificate of Incorporation

                                    EXHIBIT B
                      Series B-1 Certificate of Designation

                                    EXHIBIT C
                       Series C Certificate of Designation

                                   EXHIBIT D-1
                               Additional Warrant

                                   EXHIBIT D-2
Closing  Warrant